Exhibit 99.1

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com

Otelco Reports Fourth Quarter and Year 2008 Results

ONEONTA, Alabama (Feb. 17, 2009) – Otelco Inc. (NASDAQ: OTT; TSX: OTT.un), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri and West Virginia, today announced results for its fourth quarter and year ended December 31, 2008.  The results include the Company’s announced acquisition of three Country Road Communications LLC entities as of October 31, 2008. Key quarterly and annual highlights for Otelco include:

•	Total revenues of $23.3 million for fourth quarter and $77.1 million for 2008.
•	Operating income of $5.3 million for fourth quarter and $21.1 million for 2008.
•	Adjusted EBITDA (as defined below) of $11.0 million for fourth quarter and $37.4 million for 2008.

“We are pleased with our fourth quarter results as both our operating and financial metrics experienced growth,” stated Mike Weaver, President and Chief Executive Officer of Otelco.  “We completed the acquisition of the Country Road entities on favorable financial terms, significantly increasing our presence in New England. The acquisition adds over 29,000 voice and data access lines, bringing the combined Company to over 100,000 voice and data access lines. The acquisition also added more than 98,000 wholesale network connections, significantly expanding our switching capability and providing additional network scale, particularly in New England. In the fourth quarter, the combined Maine CLEC entities added over 1,400 voice and data access lines.

“Revenue increased 30.7% in the fourth quarter compared to last year, putting us on a trajectory to exceed $100 million for 2009. Adjusted EBITDA was $11.0 million for the quarter, including $2.2 million from the acquisition, and $37.4 million for the year, a growth of 26.6% for the quarter and 7.9% for the year,” added Weaver. “Our senior debt agreement has a maturity date of October 2013. The lower market interest rates have allowed us to hedge our interest expense into early 2012 at very favorable rates.

“The integration process is moving forward on schedule. We remain focused on this task and expect the process to be completed in the third quarter of this year,” noted Weaver. “As evidenced by our sixteenth consecutive IDS distribution payment in December, we remain committed to returning cash to our shareholders.”

Distribution to Income Deposit Security Holders

Each quarter, the Board will consider the declaration of dividends during its normally scheduled meeting. For this quarter, the Board is meeting on February 20, 2009. The scheduled interest and any dividend declared will be paid on March 30, 2009 to holders of record as of the close of business on March 16, 2009. The interest payment will cover the period from December 30, 2008 through March 29, 2009.  Currently, it is anticipated that the Company’s dividends in 2009 will continue to be treated as a return of capital for tax purposes. The Company has made sixteen successive quarterly distributions of dividends and interest since its IDS units were originally offered to the public in December 2004.

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Otelco Reports Fourth Quarter Results

Feb. 17, 2009

Fourth Quarter 2008 Financial Summary
(Dollars in thousands, except per share amounts)

			Change
	4Q 2007	4Q 2008	Amount	Percent

Revenues	$17,864	$23,349	$5,485	30.7%
Operating income	$4,989	$5,276	$287	5.8%
Interest expense	$(4,745)	$(7,578)	$2,833	59.7%
Net income available to stockholders	$1,070	$(1,390)	$(2,460)	(229.9)%
Basic net income per share	$0.08	$(0.11)	$(0.19)	* %
Diluted net income per share	$0.04	$(0.13)	$(0.17)	* %

Adjusted EBITDA(a)	$8,708	$11,020	$2,312	26.6%
Capital expenditures	$2,186	$2,395	$209	9.6%

			Change
	2007	2008	Amount	Percent

Revenues	$69,749	$77,115	$7,366	10.6%
Operating income	$19,266	$21,087	$1,821	9.5%
Interest expense	$(21,378)	$(21,808)	$430	2.0%
Net income available to stockholders	$179	$214	$35	19.6%
Basic net income per share	$0.02	$0.02	$-	-%
Diluted net income per share	$(0.10)	$(0.03)	$0.07	* %

Adjusted EBITDA(a)	$34,636	$37,366	$2,730	7.9%
Capital expenditures	$6,572	$9,244	$2,672	40.7%
* Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2007	2008	2007	2008
Adjusted EBITDA
Net Income		$1,070	$(1,390)	$179	$214
Add:	Depreciation	2,818	3,497	11,752	11,772
	Interest Expense, net of premium	4,155	5,516	17,881	17,905
	Interest Expense – Caplet Cost	217	307	891	1,029
	Interest Expense – Amortize Loan Cost	373	1,755	2,606	2,874
	Gain/Loss from Investments	-	-	-	(45)
	Income Tax Expense (Benefit)	(277)	(667)	(374)	29
	Change in Fair Value of Derivatives	(316)	(224)	(970)	(324)
	Loan Fees	19	19	76	76
	Amortization - Intangibles	649	2,207	2,254	3,836
Adjusted EBITDA		$8,708	$11,020	$34,636	$37,366
Less: Acquired Entity		-	2,193	-	2,193
Adjusted EBITDA w/o acquisition		$8,708	$8,827	$34,636	$35,173

 (a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income.  Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP).  While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP.  The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage.  The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein.  The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

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Otelco Reports Fourth Quarter Results

Feb. 17, 2009

Otelco Inc. (including Acquired Entities at date of acquisition)

				Quarter
		Sept. 30,	Dec. 31,	% Change
Key Operating Statistics	2007	2008	2008	2008
RLEC access lines:
Voice lines	36,687	35,600	51,530	44.7%
Data lines	12,160	13,395	18,709	39.7%
RLEC access line
equivalents (1)	48,847	48,995	70,239	43.4%

CLEC access lines:
Voice lines	16,973	18,229	26,558	45.7%
Data lines	2,571	2,864	3,246	13.3%
CLEC access line
equivalents (1)	19,544	21,093	29,804	41.3%

Otelco access line
equivalents (1)	68,391	70,088	100,043	42.7%

Cable television customers	4,169	4,115	4,082	(0.8)%
Wholesale network connections	-	-	98,187	* %
Dial-up internet customers	15,249	12,537	11,864	(5.4)%
* Not a meaningful calculation

(1) We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

Country Road Communications LLC Acquired Entities

	Oct. 31,	Dec. 31,	% Change
Key Operating Statistics	2008	2008	2008
RLEC access lines:
Voice lines	16,933	16,360	(3.4)%
Data lines	5,229	5,158	(1.4)%
RLEC access line
equivalents (1)	22,162	21,518	(2.9)%

CLEC access lines:
Voice lines	6,583	7,707	17.1%
Data lines	367	391	6.5%
CLEC access line
equivalents (1)	6,950	8,098	16.5%

Acquired access line
equivalents (1)	29,112	29,616	1.7%

Wholesale network connections	93,994	98,187	4.5%
Dial-up internet customers	251	214	(14.7)%

(1)  We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

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Otelco Reports Fourth Quarter Results

Feb. 17, 2009

FINANCIAL DISCUSSION FOR FOURTH QUARTER 2008:

All financial information includes three entities acquired from Country Road Communications LLC on and as of October 31, 2008.

Revenue
Total revenues grew 30.7% in the three months ended December 31, 2008 to $23.3 million from $17.9 million in the three months ended December 31, 2007. The growth in revenue was associated with the acquisition. Local services revenue grew 48.0% in the fourth quarter to $9.9 million from $6.7 million in the quarter ended December 31, 2007.  The acquisition provided an increase of $3.5 million for the quarter. Network access revenue increased 23.4% in the fourth quarter to $8.0 million from $6.5 million in the quarter ended December 31, 2007.  The acquisition provided an increase of $1.6 million for the quarter. Cable television revenue for the existing subsidiaries in the three months ended December 31, 2008 increased 24.8% to just under $0.7 million from just over $0.5 million in the three months ended December 31, 2007.  Internet revenue for the fourth quarter 2008 increased 14.0% to $3.4 million from $3.0 million in the quarter ended December 31, 2007, primarily associated with the acquisition.  Transport services revenue for the existing subsidiaries grew 16.7% to over $1.3 million in the three months ended December 31, 2008 from just under $1.2 million in the same period in 2007.

Operating Expenses
Operating expenses in the three months ended December 31, 2008 increased 40.4% to $18.1 million from $12.9 million in the three months ended December 31, 2007.  Cost of services increased 38.8% to $9.1 million in the quarter ending December 31, 2008 from $6.6 million in the same period last year, included $2.7 million from the acquisition and a reduction of $0.2 million from the existing units. Selling, general and administrative expenses increased 14.5% to $3.2 million in the quarter ended December 31, 2008 from $2.8 million in the quarter ended December 31, 2007. Selling, general and administrative included $0.6 million from the acquisition and a reduction of $0.2 million from the existing units. Depreciation and amortization for fourth quarter increased 64.5% to $5.7 million from $3.5 million.  Depreciation and amortization included $2.5 million from the acquisition including amortization of intangible assets acquired and a reduction of $0.3 million from the existing units.

Interest Expense
Interest expense increased 59.7% to $7.6 million in the quarter ended December 31, 2008 from $4.7 million a year ago. The results reflect $1.4 million in one time amortization of loan costs for extinguished loans. The balance reflects the increased senior debt associated with the acquisition.

Adjusted EBITDA
Adjusted EBITDA for the three months ended December 31, 2008 was $11.0 million compared to $8.7 million for the same period in 2007. Adjusted EBITDA included $2.2 million from the acquisition and an increase of $0.1 million from the existing units. For the year ended December 31, 2008, Adjusted EBITDA was $37.4 million, an increase of 7.9% from $34.6 million the year ended December 31, 2007.   See financial tables for a reconciliation of Adjusted EBITDA to net income.

Balance Sheet
As of December 31, 2008, the Company had cash and cash equivalents of $13.5 million compared to $12.8 million at the end of 2007. Total long-term debt increased to $278.8 million, reflecting the acquisition. The fourth quarter distribution of $5.3 million in interest and dividends to our share owners and $0.3 million to our bond holders occurred on December 30, 2008. This represents the sixteenth consecutive quarterly distribution since going public in December 2004.

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Otelco Reports Fourth Quarter Results

Feb. 17, 2009

Capital Expenditures
Capital expenditures were $2.4 million for the quarter and $9.2 million for all of 2008. In addition to the acquisition, the Company completed the initial deployment of IPTV in Alabama; added DSL capacity in each subsidiary; added 43 miles to its fiber backbone in Maine; purchased competitive customer specific equipment; and upgraded other network and switching facilities.

Selected Information on Acquisition
Otelco’s results include two months of the results of the entities acquired from Country Road Communications LLC. Selected financial information for those entities, as included in the reported Otelco financial statements, is provided below.

Revenue	($000)
Local services	$3,481
Network access	1,596
Internet	411
Total Revenue	$5,488

Cost of services and products	2,733
General and Administrative	563

Margin on revenue	$2,192

Capital expenditures	$123

Fourth Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the Internet, on Wednesday, February 18, 2009, at 11:00 a.m. ET.  To participate in the call, dial (913) 312-6691 and ask for the Otelco call 10 minutes prior to the start time.  Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's Web site at www.OtelcoInc.com  or www.earnings.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live Web cast, a replay of the Web cast will be available on the Company's website at www.OtelcoInc.com or www.earnings.com for 30 days.  A one-week telephonic replay may also be accessed by calling 719-457-0820 and using the passcode 3842477.

ABOUT OTELCO
Otelco Inc., headquartered in Oneonta, Alabama, provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri and West Virginia. The Company’s services include local and long distance telephone, network access, transport, digital high-speed and dial-up Internet access, cable television and other telephone related services. With more than 100,000 voice and data access lines which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates ten incumbent telephone companies serving rural markets, or rural local exchange carriers, each of which can trace its history as a local telecommunications provider as far back as the early 1900s. It also provides competitive retail and wholesale communications services through several subsidiaries. For more information, visit the Company’s web site at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports Fourth Quarter Results

Feb. 17, 2009

OTELCO INC.
Consolidated Balance Sheets

	As of	As of
	December 31, 2007	December 31, 2008

Assets
Current assets
Cash and cash equivalents	$12,810,497	$13,542,255
Accounts receivable:
Due from subscribers, net of allowance
for doubtful accounts of $257,862 and
$318,446 respectively	2,753,451	5,207,731
Unbilled receivables	2,616,867	2,567,730
Other	1,760,207	4,348,044
Materials and supplies	1,991,724	2,305,755
Prepaid expenses	1,149,180	1,141,908
Income tax receivable	469,546	181,644
Deferred income taxes	1,486,439	6,725,068
Total current assets	25,037,911	36,020,135

Property and equipment, net	54,610,355	75,407,062
Goodwill	134,570,435	189,334,837
Intangible assets, net	9,514,772	44,390,644
Investments	1,207,183	2,015,583
Deferred financing costs	5,878,943	8,315,921
Interest rate cap	1,510,951	7,765
Deferred charges	155,573	49,540
Total assets	$232,486,123	$355,541,487

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,058,989	$2,312,920
Accrued expenses	3,716,880	6,632,287
Advanced billings and payments	2,077,713	2,024,123
Customer deposits	185,147	180,582
Total current liabilities	8,038,729	11,149,912
Deferred income taxes	25,223,656	45,962,402
Advance billings and payments	797,498	739,736
Other liabilities	183,756	188,346
Long-term notes payable	170,019,705	278,799,513
Total liabilities	204,263,344	336,839,909

Derivative liability	814,005	238,054
Class B common convertible to senior
subordinated notes	4,085,033	4,085,033

Stockholders’ equity
Class A Common stock, $.01 par value-authorized
20,000,000 shares; issued and outstanding 12,676,733
shares	126,767	126,767
Class B Common stock, $.01 par value-authorized
800,000 shares; issued and outstanding
544,671 shares	5,447	5,447
Additional paid in capital	28,215,056	19,277,959
Retained deficit	(4,084,797)	(3,870,923)
Accumulated other comprehensive loss	(938,732)	(1,160,759)

Total stockholders’ equity	23,323,741	14,378,491

Total liabilities and stockholders’ equity	$232,486,123	$355,541,487

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Otelco Reports Fourth Quarter Results

Feb. 17, 2009

OTELCO INC.
Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2008	2007	2008

Revenues
Local services	$6,709,706	$9,929,632	$26,101,800	$30,013,901
Network access	6,490,828	8,011,824	25,670,619	27,281,727
Cable television	541,087	675,428	2,184,072	2,388,885
Internet	2,970,429	3,387,954	11,517,514	12,448,776
Transport services	1,152,489	1,344,376	4,275,429	4,981,651
Total revenues	17,864,539	23,349,214	69,749,434	77,114,940

Operating expenses
Cost of services and products	6,587,164	9,139,404	25,718,634	29,191,987
Selling, general and administrative
expenses	2,820,918	3,229,767	10,418,760	11,228,585
Depreciation and amortization	3,467,108	5,704,024	14,346,620	15,607,726
Total operating expenses	12,875,190	18,073,195	50,484,014	56,028,298

Income from operations	4,989,349	5,276,019	19,265,420	21,086,642

Other income (expense)
Interest expense	(4,744,927)	(7,578,074)	(21,378,434)	(21,807,800)
Change in fair value of derivative	315,809	224,271	970,281	324,058
Other income	232,348	20,999	947,737	639,784
Total other expense	(4,196,770)	(7,332,804)	(19,460,416)	(20,843,958)

Income (loss) before income taxes	792,579	(2,056,785)	(194,996)	242,684

Income tax benefit	277,296	667,239	374,375	(28,810)

Net income (loss) available to common
stockholders	$1,069,875	$(1,389,546)	$179,379	$213,874

Weighted average shares outstanding:
Basic	12,676,733	12,676,733	11,156,185	12,676,733
Diluted	13,221,404	13,221,404	11,700,856	13,221,404

Net income (loss) per share:
Basic	$0.08	$(0.11)	$0.02	$0.02
Diluted	$0.04	$(0.13)	$(0.10)	$(0.03)

Dividends declared per share	$0.18	$0.18	$0.71	0.71

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Otelco Reports Fourth Quarter Results

Feb. 17, 2009

OTELCO INC.
Consolidated Statements of Cash Flows

	Twelve Months Ended
	December 31,
	2007	2008
Cash flows from operating activities:
Net income	$179,379	$213,874
Adjustments to reconcile net income to cash
flows from operating activities:
Depreciation	11,751,673	11,772,191
Amortization	2,594,943	3,835,535
Interest rate caplet	890,840	1,029,264
Amortization of debt premium	(33,552)	(73,224)
Amortization of loan costs	2,606,422	2,874,164
Change in fair value of derivative	(970,281)	(324,058)
Provision for deferred income taxes	(208,771)	(114,845)
Provision for uncollectible revenue	225,615	416,892
Gain on early lease termination	-	(121,124)
Changes in assets and liabilities; net of assets and
liabilities acquired:
Accounts receivables	(422,708)	(1,394,629)
Material and supplies	(183,373)	(124,010)
Income tax receivable	(469,546)	287,902
Prepaid expenses and other assets	(86,233)	404,306
Accounts payable and accrued liabilities	(1,843,834)	143,551
Advance billings and payments	755,510	(111,352)
Other liabilities	(15,630)	(25,909)
Net cash from operating activities	14,770,454	18,688,528

Cash flows from investing activities:
Acquisition and construction of property and equipment	(6,572,336)	(9,244,137)
Proceeds from retirement of investment	7,557	(2,453)
Payment for the purchase CR Companies, net of
cash acquired	-	(108,677,338)
Deferred charges/acquisition	(110,923)	51,222
Net cash from investing activities	(6,675,702)	(117,872,706)

Cash flows from financing activities:
Cash dividends paid	(9,585,120)	(8,937,096)
Proceeds from long-term notes payable	-	108,853,032
Direct cost of subsequent public offering	(2,314,980)	-
Repayment of long-term notes payable	(55,353,032)	-
Loan origination costs and transaction costs	(1,832,972)	-
Proceeds from issuance of Income Deposit Securities (IDS)	59,400,000	-

Net cash from financing activities	(9,686,104)	99,915,936

Net increase (decrease) in cash and cash equivalents	(1,591,352)	731,758
Cash and cash equivalents, beginning of period	14,401,849	12,810,497

Cash and cash equivalents, end of period	$12,810,497	$13,542,255

Supplemental disclosures of cash flow information:
Interest paid	$20,636,959	$17,267,118

Income taxes received	$(133,218)	$(220,221)

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